[Countrywide Logo]
400 Countrywide Way
February 29, 2008
Simi Valley, California 93065-6298
U.S. Bank, N.A.
Attn: Marcia Johnson
2121 Cliff Drive, Suite 205
Eagan, MN 55122
OFFICER'S CERTIFICATE
I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:
(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and
(b) To the best of my knowledge, based on suc h review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year,
/s/ Joseph Candelario February 28, 2008
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
Exhibit A - Securitized Transaction(s)
U.S. Bank, N.A. 2121 Cliff Drive, Suite 205
ARMT 2007-1
ARMT 2007-3
BAFC 2007-1
BAFC 2007-3
BAFC 2007-4
BAFC 2007-7
BAFC 2007-A
BAFC 2007-B
BAFC 2007-C
CMLTI 2007-10
CMLTI 2007-6
CMLTI 2007-AHL2
CMLTI 2007-AHL3
CMLTI 2007-AMC1
CMLTI 2007-AMC2
CMLTI 2007-AR1
CMLTI 2007-AR4
CMLTI 2007-AR7
CMLTI 2007-AR8
CSAB 2007-1
CSAB 2007-2
CSARMT 2007-1
CSARMT 2007-2
CSARMT 2007-3
CSMC 2007-1
CSMC 2007-2
CSMC 2007-3
Exhibit A - Securitized Transaction(s )
U.S. Bank, N.A. - 2121 Cliff Drive, Suite 205
CSMC 2007-4
CSMC 2007-5
CSMC 2007-6
CSMC 2007-7
DBALT 2007-2
GSAA 2007-1
GSAA 2007-3
GSR 2007-4F
GSR 2007-5F
JPALT 2007-A1
JPALT 2007-A1
JPALT 2007-A2
JPALT 2007-S1
JPMMT 2007-A2
JPMMT 2007-A2
JPMMT 2007-A3
JPMMT 2007-A4
JPMMT 2007-A5
JPMMT 2007-A5
JPMMT 2007-S1
JPMMT 2007-S2
JPMMT 2007-S3
LXS 2007-12N
LXS 2007-15N
LXS 2007-16N
LXS 2007-18N
LXS 2007-20N
Exhibit A - Securitized Transaction(s)
U.S.
Bank, N.A. - 2121 Cliff Drive, Suite 205
LXS 2007-2N
LXS 2007-4N
LXS 2007-7N
MALT 2007-1
MARM 2007-2
MARM 2007-3
MASTR 2007-1
PRIME 2007-3
SASCO 2007-BC4